UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Beginning in 2011, all of the named executive officers of ICU Medical, Inc. (the “Company”) will participate in the Company’s 2008 Performance-Based Incentive Plan (the “Performance-Based Incentive Plan”), which will condition awards on the achievement of performance-based metrics.  The Performance-Based Incentive Plan was previously approved by the Company’s stockholders at the 2008 annual meeting of stockholders and is intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.  While the Company’s Chief Executive Officer is already participating in the Performance-Based Incentive Plan, it is the intention that going forward the Performance-Based Incentive Plan will also be the primary source of short-term incentive based compensation for the Company’s other named executive officers in the place of merit bonuses.  In order to permit the Company’s other named executive officers to participate in Performance-Based Incentive Plan, on March 30, 2011, the Board of Directors (the “Board”) of the Company approved an amendment to the Performance-Based Incentive Plan to allow key employees designated by the Board’s Compensation Committee to participate in the Performance-Based Incentive Plan in addition to “covered employees” under Section 162(m) of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2011

ICU MEDICAL, INC.

/s/ Scott E. Lamb
Scott E. Lamb
Secretary, Treasurer and
Chief Financial Officer